Exhibit 99.1

ENERJEX ANNOUNCES QUARTER TO QUARTER REVENUE INCREASE OF 258%

EnerJex has achieved a 98% success rate on 90 new wells. In the last three quarters EnerJex has added $30.9 million in pre-tax PV-10 Proved Reserves and identified 400 additional drillable locations.

OVERLAND PARK, KAN. (February 14, 2008) – EnerJex Resources, Inc. (OTC BB: EJXR) is pleased to announce its financial and operating results for the three and nine months ended December 31, 2007.

For the three month quarter ended December 31, 2007, EnerJex delivered a 258% increase in quarter to quarter oil and gas revenues – from $418,590 for the three months ended September 30, 2007, to $1,498,202 for the quarter ended December 31, 2007.

In addition, there was a fifty-six-fold increase in the three month oil and gas revenues for the quarter ended December 31, 2007 – from $26,491 for the quarter ended December 31, 2006. For the nine month period ended December 31, 2007, EnerJex reported oil and gas revenues of $1,982,119, as compared to $76,314 for the same quarter in 2006.

The revenue increase for both the third quarter and the nine months ended December 31, 2007 reflects the aggressive implementation of EnerJex’s business model, resulting in growth in crude oil production volumes from leases acquired and developed during these periods as well as increased commodity prices. EnerJex began acquiring oil leases in April 2007.

For the three and nine months ended December 31, 2007, net oil sales volumes were 16,854 and 25,674 barrels respectively, compared to zero barrels for those same periods in 2006. The average commodity price received by EnerJex was $88.89 per barrel of oil for the quarter ended, and $77.20 for the nine months ended, December 31, 2007.

Since April of 2007, EnerJex has closed four acquisitions, drilled 90 new wells (with a 98% success rate), and increased its pre-tax PV-10 (present value) of Proved Reserves by more than $30,900,000 or 1.2 million barrels of oil equivalent. EnerJex has also identified more than 400 additional drilling locations on its existing leases.

Based on production levels achieved during the end of the December 31, 2007 quarter, EnerJex became operationally cash-flow positive, on a non-GAAP basis. As a result, EnerJex will continue to pursue its drilling programs using internally generated funds and other capital alternatives.

EnerJex’s CEO, Steve Cochennet, stated, “We are extremely pleased with the results of our efforts to-date. With a 98% drilling success rate and the identification of 400 additional drillable locations – plus quickly building to $30.9 million in PV-10 Proved Reserves as well as $17.2 million in Probable Reserves – we are confident that we have tremendous growth potential ahead of us. We look forward to seeing dramatic results in 2008 and beyond.”

Losses of $719,517 for the three months ended December 31, 2007 include non-cash charges for stock based compensation, depletion, accretion and loan costs totaling $777,682. Losses of $4,077,942, for the nine months ended December 31, 2007 include non-cash charges for these same items totaling $3,288,982.

Reserve Values:

Proved reserves as of March 31, 2007 were zero. As of December 31, 2007, proved reserves had grown to $30.9 million and probable reserves had grown to $17.2 million. The reserve values were prepared by McCune Engineering, an independent licensed petroleum engineering firm based in Kansas, encompassing EnerJex’s oil and gas development projects in Eastern Kansas. The McCune report, which used for its analysis, an oil price of $84.25 per barrel of oil and $5.657 for natural gas as at December 31, 2007, are estimates and should not be interpreted as being exact quantities. They may or may not be actually recovered and the revenues stated in the report may be more or less than what will ultimately be recovered. While the reserve estimates presented in the report were believed reasonable at December 31, 2007, several factors may lead to a future revision of the reserve estimates presented in the report, including general economics, EnerJex's operations and reservoir performance.

Third Quarter Earnings Call:

EnerJex will host an investor conference call to discuss its operating results for the December 31, 2007 period on Friday, February 15, 2008 at 9:30 a.m. Central Time (CST). Stockholders and other interested parties may participate in the conference call by dialing 888-562-3356 (international participants dial 973-582-2700) and referencing the conference ID 34591619, a few minutes before 9:30 a.m. CST on February 15, 2008. A replay of the call will be available for an additional 30 days by dialing 800-642-1687 (international callers dial 706-645-9291), and entering the conference ID 34591619.

About EnerJex Resources, Inc.:

EnerJex is an oil and natural gas acquisition, exploration and development company. Operations, conducted through EnerJex Kansas, Inc. (formerly Midwest Energy Inc.) and DD Energy, Inc., its wholly owned operating subsidiaries, are focused on the mid-continent region of the United States. EnerJex acquires oil and natural gas assets that have existing production and cash flows.

Once acquired, EnerJex implements an exploration and development program to accelerate the recovery of the existing oil and natural gas reserves as well as to explore for additional reserves.

More information on EnerJex and its operations can be found on its website: www.EnerJexResources.com.

Readers are urged to review EnerJex’s third quarter Form 10-QSB, available on the SEC's website (www.sec.gov), for a discussion of EnerJex’s results of operations and review the third quarter 2007 financial statements.

Forward Looking Statements:

The statements in this press release regarding any implied or perceived benefits from existing oil and gas field properties, actual proven and probable reserves and revenues to be derived from the reserves, plans to drill additional oil and gas wells, anticipated oil and gas revenues, number of potential drillable locations, the acquisition of additional oil or gas leases, maintaining mineral lease rights, and any other effects resulting from any of the above are forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, the continued production of gas at historical rates, costs of operations, delays, and any other difficulties related to producing minerals such as oil or gas, continued maintenance of the oil field and properties, price of oil or gas, marketing and sales of produced minerals, estimates made in evaluating proven or probable reserves, risks and effects of legal and administrative proceedings and governmental regulation, future financial and operational results, competition, general economic conditions, and the ability to manage and continue growth.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements EnerJex makes in this news release include market conditions and those set forth in reports or documents it files from time to time with the SEC. EnerJex undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Cautionary Note to U.S. Investors -- The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves as defined in Rule 4-10(a) of Regulation S-X. EnerJex uses certain terms herein, such as probable reserves, which the SEC's guidelines strictly prohibit EnerJex from including in filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form 10-KSB, File No. 000-30234, available from EnerJex at 7300 W. 110th, 7th Floor, Overland Park, Kansas 66210. You can also obtain this form from the SEC by calling 1-800-SEC-0330 or on the SEC's website at www.sec.gov.

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For further information contact:

Dede Jones, Director of Finance

913-693-4600 or djones@enerjexresources.com

or

Debbie Hagen, Investor Relations

913-642-3715 or dhagen@hagenandpartners.com

EnerJex Resources, Inc.

Condensed Consolidated Statement of Operations

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Revenue
Oil and gas activities	$1,498,202	$26,491	$1,982,119	$76,314

Expenses:
Direct costs	722,540	63,051	1,104,272	279,619
Professional fees	100,770	69,224	1,112,832	287,478
Investor relations fees	81,857	-	164,435	-
General and administrative expenses	357,256	139,857	1,758,262	319,366
Depreciation, depletion and amortization	387,408	6,889	532,665	23,359
Impairment of goodwill	-	(10,000)	-	677,000
Total expenses	1,649,831	269,021	4,672,466	1,586,822

Net operating (loss)	(151,629)	(242,530)	(2,690,347)	(1,510,508)

Other income (expense):
Interest expense	(224,273)	(2,556)	(507,640)	(4,239)
Loan fees	(39,298)	-	(113,155)	-
Loan interest accretion	(304,317)	-	(766,800)	-
Interest income	-	418		3,495
Reversal of loan penalty expense	-	-	-	-
Loss on sale of asset	-	-	-	(3,854)
Total other income (expense)	(567,888)	(2,138)	(1,317,595)	(4,598)

Net income (loss)	$(719,517)	$(244,668)	$(4,077,942)	$(1,515,106)

Weighted average number of
common shares outstanding - basic	22,203,256	12,900,395	20,691,689	12,142,498

Net income (loss) per share - basic	$(0.03)	$(0.02)	$(0.16)	$(0.12)

EnerJex Resources, Inc.

Condensed Consolidated Balance Sheets

	December 31,	March 31,
	2007	2007
	(Unaudited)	(Audited)

Assets
Current assets:
Cash	$957,477	$99,493
Accounts receivable	57,788	4,138
Sales revenue receivable	319,521	10,300
Prepaid expenses	10,797	6,673
Total current assets	1,345,583	120,604

Fixed assets, net of accumulated depreciation of $21,140 and 8,875	127,400	26,625

Other assets:
Note receivable – officer	-	23,100
Oil and gas properties using full cost accounting:
Properties not subject to amortization	74,777	322,178
Properties subject to amortization	9,016,166	-
Total other assets	9,090,943	345,278

	$10,563,926	$492,507

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$364,755	$42,299
Notes payable	-	350,000
Accrued liabilities	126,981	95,890
Deferred payments from Euramerica for development	51,925	-
Promissory notes payable	965,000	-
Current portion of long term debt	438,318	-
Total current liabilities	1,946,979	488,189

Asset retirement obligation	389,475	23,908

Long term liabilities:
Convertible note payable	25,000	25,000
Long-term debt, less current portion	10,235,332	-
	10,260,332	25,000
Commitments and contingencies

Stockholders' Equity (Deficit):
Preferred stock, $0.001 par value, 10,000,000
shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized
22,203,256 shares issued and outstanding	22,203	13,179
Common stock owed but not issued, 0 and 15,000 shares	-	15
Unamortized cost of stock, warrants & options issued for services	(129,329)	(65,187)
Unamortized loan fees and interest	(4,086,880	-
Additional paid-in capital	8,835,059	2,603,374
Accumulated (deficit)	(6,673,913)	(2,595,971)
	(2,032,860)	(44,590)

	$10,563,926	$492,507